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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      COMPASS PLASTICS & TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

               Delaware                                         95-4611994
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(State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)

         15730 South Figueroa Street
           Gardena, California                                    90248
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(Address of principal executive offices)                        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered
       -------------------                       ------------------------------

       None                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
                    ----------------------------------------
                                (Title of Class)



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Item 1. Description of Registrant's Securities to be Registered.

                  The information required by this Item is included under the captions "Description of Securities" (pages 47-48), "Dividend Policy" (page 16) and "Shares Eligible for Future Sale" (page 49) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-28741, declared effective on August ___, 1997 ("Form S-1"), which information is incorporated herein by this reference.

Item 2. Exhibits.

                  I. The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

                    1. Form of Specimen Common Stock Certificate (Exhibit 4.1 to Form S-1).

                    2. (a) Restated Certificate of Incorporation of Registrant (Exhibit 3.1 to Form S-1).

                         (b) By-laws of Registrant (Exhibit 3.2 to Form S-1).

                  II. Not applicable.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   August 19, 1997
                                        COMPASS PLASTICS & TECHNOLOGIES, INC.


                                        By: /s/  Michael A. Gibbs
                                            --------------------------------
                                                 Michael A. Gibbs
                                                 President


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                                  EXHIBIT INDEX

                  I. The following documents are included as exhibits to the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-28741, declared effective on August ___, 1997 ("Form S-1"), as indicated, and are incorporated herein by this reference:


                    1. Form of Specimen Common Stock Certificate (Exhibit 4.1 to Form S-1).

                    2. (a) Restated Certificate of Incorporation of Registrant (Exhibit 3.1 to Form S-1).

                         (b) By-laws of Registrant (Exhibit 3.2 to Form S-1).

                  II.      Not applicable.